Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-73461 and 333-75859) pertaining to the Savings and Retirement Plan of Starwood Hotels & Resorts Worldwide, Inc. of our report dated June 26, 2007, with respect to the financial statements and schedule of the Starwood Hotels & Resorts Worldwide, Inc. Savings and Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ Ernst & Young LLP
New York, New York
June 26, 2007

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